Exhibit 99.1
Constant Contact Announces Selected First Quarter 2008
Financial Results
WALTHAM, MA — April 11, 2008 — Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced selected financial results and operating metrics for the three months ended March 31, 2008.
Those results are as follows:
•	our revenue was $18,167,000;

•	our net income was $338,000;

•	our adjusted EBITDA, which is a non-GAAP financial measure (and discussed in greater detail below), was $804,000;

•	our email marketing customer base at March 31, 2008 was 185,948 and our net email marketing customer additions for the first quarter were 21,279;

•	the average monthly total revenue per email marketing customer, including all sources of revenue, was $34.57;

•	our email marketing customer retention rate, which is defined as the number of customers in a given month that have continued to utilize our email marketing product in the following month, remained within a range of 97.8%, plus or minus 0.5%;

•	the number of customers in our $15.00 and $30.00 monthly pricing tiers remained within a range of 80%, plus or minus 1%; and

•	the average amount that we invoiced our customers for our email marketing solution alone remained within a range of $33.00, plus or minus $2.00.
Our prepaid assets at March 31, 2008 included $354,000 of capitalized costs related to a proposed offering, for which we filed a Registration Statement on Form S-1, as amended, with the Securities and Exchange Commission, or SEC, on April 10, 2008. If we elect to not proceed with the offering prior to the time we file with the SEC our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, we would expense these costs and our net income and adjusted EBITDA for the three months ended March 31, 2008 would be reduced by the amount of the expense. We are currently preparing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and expect to file that report in May 2008.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking net income calculated in accordance with generally accepted accounting principles, or GAAP, subtracting interest income and adding depreciation and amortization, and stock-based compensation. The following is a reconciliation of net income, the most directly comparable GAAP financial measure, to adjusted EBITDA:

Calculation of Adjusted EBITDA
(In thousands)

Three Months Ended
March 31, 2008
Net income	$338

Subtract:
Interest income	976

Loss from operations	(638)

Add back:
Depreciation and amortization	882
Stock-based compensation expense	560

Adjusted EBITDA	$804

We believe that adjusted EBITDA provides useful information to our management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP financial measure to compare our performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and in quarterly financial reports presented to our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for our investors to use in evaluating our ongoing operating results and trends and in comparing our financial measures with those of other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Our management does not consider adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of using adjusted EBITDA as a financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded. In addition, the use of adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by our management about which expenses and income are excluded from adjusted EBITDA.
In order to compensate for these limitations, our management presents the non-GAAP financial measure alongside our GAAP results. We urge all investors to review the reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure presented above and not to rely on any single financial measure to evaluate our business.
We have filed with the SEC a Registration Statement on Form S-1 (including a prospectus) related to the offering referenced in this press release. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and the offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain the prospectus related to the offering from us or from Oppenheimer & Co., Attn: USE Prospectus Department, 425 Lexington Ave, 5th floor, New York, New York 10017, Phone (866) 895-5637, Fax (212) 667-6303, ecm@opco.com, or from Thomas Weisel Partners LLC, Attn: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, California 94104, (415) 364-2720.

About Constant Contact, Inc.
Launched in 1998, Constant Contact, Inc. is a leading provider of email marketing and online survey tools for small organizations, including small businesses, associations, and nonprofits. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to complete the offering referenced in this press release and other risks detailed in Constant Contact’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 14, 2008, as well as other documents that may be filed by the Company from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
###
Constant Contact is a registered trademark of Constant Contact, Inc. The Constant Contact logo and all Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
(CTCT-F)

Media Contact:	Investor Contact:
Kevin Mullins	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-6206	(339) 222-5740
kmullins@constantcontact.com	jsisitsky@constantcontact.com